                                                                    EXHIBIT 99.1

                                  [QUANTA LOGO]

                                            Investor Contact: Jonathan J.R. Dodd
                                                              441.294.6355

                                            Media Contact:    Sabrena E. Tufts
                                                              441.294.6377

 QUANTA ANNOUNCES PRELIMINARY FOURTH QUARTER AND YEAR-END 2005 FINANCIAL RESULTS

                       NOTIFICATION OF A.M. BEST DOWNGRADE

          OUTLINES STRATEGIC ALTERNATIVES TO MAXIMIZE SHAREHOLDER VALUE

HAMILTON, BERMUDA - MARCH 2, 2006 - Quanta Capital Holdings Ltd. (NASDAQ: QNTA)
today reported preliminary financial results for the fourth quarter and full-year ended December 31, 2005 subject to completion of review by its auditors. The Company also announced that it has received notification from A.M.
Best of a downgrade of its financial strength ratings, driven by Quanta's significant fourth quarter net loss.

The Company's underwriting results for the fourth quarter and full year were negatively impacted by windstorm catastrophe costs, principally related to hurricanes Katrina, Rita and Wilma that hit the Gulf of Mexico and the Southeast
United States during the third and fourth quarters of 2005. Fourth quarter 2005 results include $12.0 million of expenses associated with hurricane Wilma, and
$10.2 million of additional costs related to hurricanes Katrina and Rita, $5.5 million related to a previously reported environmental loss and $8.0 to $13.0 million of general reserve strengthening. Results for the quarter were also impacted by costs associated with exiting catastrophe exposed lines of property reinsurance and technical risk property insurance other than program businesses.
Total severance charges for the quarter were $5.8 million.

Quanta anticipates its net loss for the fourth quarter of 2005 will be in a range of $40.0 million to $45.0 million. This compares to a net loss of $14.4 million, or $0.25 per diluted share for the fourth quarter of 2004.

Bob Lippincott, Quanta's Interim Chief Executive Officer, stated, "Quanta's fourth quarter underwriting results clearly were not acceptable and do not represent the changes we are putting in place . We are disappointed that the impacts of the historic windstorm events, other costs related to exited lines and severance charges have contributed significantly to the negative ratings action by A.M. Best."

James J. Ritchie, Quanta's Chairman, commented, "Quanta had taken key steps that substantially reduce the Company's exposure to catastrophes, cut expenses, and increase our capital base. Despite our total capital of approximately $520 million at December 31, 2005, our financial strength ratings will be downgraded.
In anticipation of the impacts of such action on our business, Quanta's
Management and Board are moving expeditiously to implement three key steps designed to preserve shareholder value:

     o   A special committee of Quanta's Board of Directors has engaged Friedman
         Billings Ramsey as financial advisor to help us evaluate:

         o     strategic alternatives including the potential sale of some or all of our businesses

         o     the potential use of excess capital to repay debt or to return value to our shareholders.

     o   We will continue to operate in business lines that we do not expect will require Quanta to have an "A-" rating, such as our engineering services company ESC, our Lloyd's Syndicate 4000, and potentially certain program businesses. We will evaluate whether we can continue to operate our remaining business lines. We also will consider running off selected lines ourselves as an alternative to sale.

     o   Based on our evaluation of the business lines, management will accelerate steps to reduce our infrastructure."

Quanta's key business segments include Specialty Insurance, Specialty
Reinsurance and Technical Services. During the quarter, the Company exited the property reinsurance lines and technical property insurance, other than its programs business.

Gross written premiums for the fourth quarter of 2005 were $96.1 million and net written premiums were $3.8 million, which compares to gross written premiums of
$124.0 million and net written premiums of $107.1 million in the fourth quarter of 2004. The Specialty Insurance segment contributed $93.0 million of gross written premium and $52.4 million of net written premium in the fourth quarter of 2005, which compares to gross written premiums of $67.2 million and net written premium of $50.4 million in the fourth quarter 2004. The Specialty
Reinsurance segment recorded $3.2 million of gross written premium and a negative of $48.6 million of net written premium in the fourth quarter of 2005, which compares to gross written premiums of $56.8 million and net written premiums of $56.7 million in the fourth quarter of 2004. Fourth quarter 2005 net written premiums reflect the impact of the unearned premium portfolio transfers in the property reinsurance and technical risk property insurance lines and the commutations of two casualty reinsurance treaties.

Net premiums earned in the fourth quarter were $67.0 million, compared to $87.5 million for the fourth quarter of 2004. Specialty insurance contributed $56.1 million of the net premiums earned, and specialty reinsurance contributed $10.9 million. Technical services revenues for the fourth quarter of 2005 were $15.7 million compared to revenues of $9.9 million for the fourth quarter of 2004.

For the full year 2005, net written premiums were $390.0 million and net premiums earned were $364.1 million. Total revenues for 2005 were $441.3 million, including $47.3 million of technical services revenues and $24.4 million of investment income.

Key developments during the fourth quarter of 2005 included Quanta's public offering of common and series A preferred shares. A total of $134.8 million of proceeds after underwriting discounts was raised with $131.6 million in 2005 and the balance in 2006.

Quanta will host a conference call to discuss this release at 9:00 a.m. Eastern
Time today, Thursday, March 2, 2006. A live webcast of this call will be available at www.quantaholdings.com and will be archived on Quanta's website. A telephone replay of

the conference call also will be available beginning on March 2, 2006 at 11:00
a.m. Eastern Time, until March 9, 2006. To access the replay, domestic callers should dial 888-286-8010 and international callers should dial 617-801-6888. All callers should provide pass code #31762966.

ABOUT QUANTA CAPITAL HOLDINGS LTD.

Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, specialty reinsurance, and risk assessment and consulting services through its subsidiaries. Through operations in Bermuda, the United States,
Ireland and the United Kingdom, Quanta focuses on writing coverage for specialized classes of risk through a team of experienced, technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise. Quanta is listed on the NASDAQ stock market and trades under the symbol QNTA.

The statements contained in this press release include forward-looking statements within the meaning of the federal securities law. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors are detailed in the company's filings with the U.S. Securities and Exchange
Commission. The company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.

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